UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

LIGHTLAKE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55330	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Park Avenue, 9th Floor, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 829-5546

 N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 31, 2015, Lightlake Therapeutics Inc. (the “Company”) held its annual meeting of stockholders for the fiscal year ended July 31, 2015 (the “Meeting”). The Meeting was originally scheduled for 2:30 p.m. (GMT). The Meeting was adjourned to 5:00 p.m. (GMT) so that the Company could solicit more proxies. At the Meeting, the stockholders voted on the following seven (7) proposals, described in detail in the Company’s Definitive Proxy Statement for the Meeting filed with the Securities and Exchange Commission on December 3, 2015. On November 16, 2015, the record date for determining which stockholders were entitled to vote at the Meeting, there were 1,871,791 shares of the Company’s common stock, the Company’s only class of voting securities, outstanding. The holders of 52.53% of the Company’s shares of common stock outstanding (983,189) submitted votes by proxy or in person at the Meeting, constituting a quorum.

The following are the final voting results for each of the seven items voted on at the meeting:

Proposal 1 — To Authorize An Amendment To The Company's Articles Of Incorporation To Be Filed With The State By The Board To Create A Class Of Preferred Stock With 10 Million Authorized Shares Of Preferred Stock Or An Amount As Determined By The Board In Its Sole Discretion.

For	Against	Abstain/Withhold	Broker Non- Votes

524,034	174,596	29,835	N/A

The affirmative vote of a majority of the Company’s outstanding shares did not vote in favor of the Company amending its articles of incorporation with regard to creating a class of preferred stock. This proposal did not pass.

Proposal 2 — To Authorize An Amendment To The Company’s Articles Of Incorporation To Be Filed With The State By The Board To Change The Name Of The Corporation To Opiant Pharmaceuticals, Inc. Or Another Name To Be Determined By The Board In Its Sole Discretion.

For	Against	Abstain/Withhold	Broker Non- Votes

955,240	27,864	85	N/A

The affirmative vote of a majority of the Company’s outstanding shares voted in favor of the Company amending its articles of incorporation with regard to the name change.

Proposal 3.1 — Election Of Dr. Michael Sinclair As A Director Until Our 2016 Annual Meeting Of Stockholders.

For	Against	Abstain/Withhold	Broker Non-Votes

653,442	73,040	1,983	254,724

Dr. Sinclair received more votes than any other nominee for the same director’s seat. Dr. Sinclair was duly elected to serve as a director of the Company until the Company’s next annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Proposal 3.2 — Election Of Dr. Roger Crystal As A Director Until Our 2017 Annual Meeting Of Stockholders.

For	Against	Abstain/Withhold	Broker Non-Votes

640,115	88,150	200	254,724

Dr. Crystal received more votes than any other nominee for the same director’s seat. Dr. Crystal was duly elected to serve as a director of the Company until the Company’s 2017 annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Proposal 3.3 — Election Of Mr. Kevin Pollack As A Director Until Our 2017 Annual Meeting Of Stockholders.

For	Against	Abstain/Withhold	Broker Non-Votes

680,744	47,518	203	254,724

Mr. Pollack received more votes than any other nominee for the same director’s seat. Mr. Pollack was duly elected to serve as a director of the Company until the Company’s 2017 annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Proposal 3.4 — Election Of Mr. Geoffrey Wolf As A Director Until Our 2016 Annual Meeting Of Stockholders.

For	Against	Abstain/Withhold	Broker Non-Votes

667,096	57,936	3,433	254,724

Mr. Wolf received more votes than any other nominee for the same director’s seat. Mr. Wolf was duly elected to serve as a director of the Company until the Company’s next annual meeting of stockholders or until his successor shall have been duly elected and qualified.

Proposal 4 — Ratification Of The Appointment Of MaloneBailey, LLP.

For	Against	Abstain/Withhold	Broker Non- Votes

923,657	58,423	1,109	N/A

The appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm was ratified because there was a quorum and the votes cast “FOR” the proposal exceeded those cast against the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightlake Therapeutics Inc.

Dated: January 7, 2016	By:	/s/ Dr. Roger Crystal
		Name:	Dr. Roger Crystal
		Title:	President and Chief Executive Officer